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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Bob Evans Farms, Inc. of our reports dated June 6, 2005, with respect to the consolidated financial statements and of Bob Evans Farms, Inc., Bob Evans Farms, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Bob Evans Farms, Inc., included in the 2005 Annual Report to Stockholders of Bob Evans Farms, Inc.

We also consent to the incorporation by reference of our reports dated June 6, 2005, with respect to the consolidated financial statements and of Bob Evans Farms, Inc., Bob Evans Farms, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Bob Evans Farms, Inc., incorporated herein by reference in the following Registration Statements:

-     Form S-8      No. 33-30665        1989 Stock Option Plan for Nonemployee Directors

-     Form S-8      No. 33-34149        401(k) Retirement Plan

-     Form S-8      No. 33-42778        1991 Incentive Stock Option Plan

-     Form S-8      No. 33-53166        First Amended and Restated 1992 Nonqualified  Stock
                                        Option Plan (formerly known as the Bob Evans Farms,
                                        Inc. Nonqualified Stock Option Plan)

-     Form S-8      No. 33-69022        First Amended and Restated 1993 Long Term Incentive
                                        Plan for Managers (formerly known as the Bob Evans
                                        Farms, Inc. Long Term Incentive Plan for Managers)

-     Form S-8      No. 33-55269        First Amended and Restated 1994 Long Term Incentive
                                        Plan (formerly known as the Bob Evans Farms, Inc.
                                        1994 Long Term Incentive Plan)

-     Form S-8      No. 333-74829       First Amended and Restated 1998 Stock Option and
                                        Incentive Plan (formerly known as the Bob Evans
                                        Farms, Inc. 1998 Stock Option and Incentive Plan)

-     Form S-8      No. 333-74739       Dividend Reinvestment and Stock Purchase Plan

-     Form S-8      No. 333-106016      401(k) Retirement Plan

/s/ Ernst & Young, LLP

Columbus, Ohio
July 12, 2005